[GRAPHIC OMITTED]
                                                                    Exhibit 99.1

PRESS RELEASE


            FOR MORE INFORMATION CONTACT:   David J. Keller, EVP
            ADDRESS:      1901 Ascension Blvd., Suite 100, Arlington, TX 76006
            PHONE:          (817) 856-8200
            DATE:              April 20, 1998              FOR IMMEDIATE RELEASE

             D.R. HORTON, INC./CONTINENTAL HOMES MERGER CONSUMMATED

     ARLINGTON, TEXAS -- D.R. Horton, Inc. (NYSE:DHI) Monday (April 20, 1998) announced stockholders of D.R. Horton, Inc. and Continental Homes Holding Corp. (NYSE:CON) have approved the merger of Continental into Horton, and the merger became effective on April 20, 1998. Continental stockholders will receive 2.25 shares of Horton common stock in exchange for each share of Continental common stock. Exchange instructions and letters of transmittal will be mailed to Continental stockholders shortly.

     D.R. Horton, Inc., one of the largest companies in the homebuilding industry, is engaged in the construction and sale of high-quality, single-family homes designed principally for the entry- level and move-up markets. The Company builds and sells homes in 21 states and 36 markets, with a geographic presence in the Midwest, Mid-Atlantic, Southeast, Southwest, and Western regions of the United States.




                    WEBSITE ADDRESS: http://www.DRHORTON.com